UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2017

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1250 Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On July 12, 2017, Catalyst Pharmaceuticals, Inc. (the “Company”) filed a shelf Registration Statement on Form S-3 (“Registration Statement”). The Registration Statement is a universal shelf that will allow the Company to issue up to $150 million of its securities in offerings of the Company’s common stock, preferred stock, warrants to purchase common stock, or debt securities (including debt securities that may be convertible or exchangeable for common stock or other securities). The terms of sales of any such securities will be at prices and on such terms as are set forth on one or more prospectus supplements to the Registration Statement that will be filed with the Securities and Exchange Commission (“SEC”) in advance of any such sales. The Company has filed the Registration Statement so that it is in a position to raise capital in the future. However, the Company has no current plans to make any sales of the securities being registered pursuant to the Registration Statement.

The Registration Statement has not yet been declared effective by the SEC, and none of the securities being registered in the Registration Statement may be offered for sale or sold until the Registration Statement has become effective. Any offer of the securities being registered in the Registration Statement will be solely by means of a prospectus included in the Registration Statement and any prospectus supplement that may be issued with respect to any such future offerings. You may obtain copies of the Registration Statement by visiting the “Investor Relations” section of the Company’s website, www.catalystpharma.com, or by visiting the SEC’s website, www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: July 12, 2017

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